MUTUAL FUND SELECT TRUST


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                              DECLARATION OF TRUST

                              Dated October 1, 1996



                                 TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

               NAME AND DEFINITIONS........................................  1

 Section 1.1.  Name........................................................  1
 Section 1.2.  Definitions.................................................  1

                                   ARTICLE II

                                    TRUSTEES...............................  3

 Section 2.1.  Number of Trustees..........................................  3
 Section 2.2.  Term of Office of Trustees..................................  3
 Section 2.3.  Resignation and Appointment of Trustees.....................  4
 Section 2.4.  Vacancies...................................................  4
 Section 2.5.  Delegation of Power to Other Trustees.......................  4

                                    ARTICLE III

                               POWERS OF TRUSTEES..........................  5

 Section 3.1.  General.....................................................  5
 Section 3.2.  Investments.................................................  5
 Section 3.3.  Legal Title.................................................  6
 Section 3.4.  Issuance and Repurchase of Securities.......................  7
 Section 3.5.  Borrowing Money; Lending Trust Property.....................  7
 Section 3.6.  Delegation; Committees......................................  7
 Section 3.7.  Collection and Payment......................................  7
 Section 3.8.  Expenses....................................................  7
 Section 3.9.  Manner of Acting; By-Laws...................................  7
 Section 3.10.  Miscellaneous Powers.......................................  8
 Section 3.11.  Principal Transactions.....................................  8
 Section 3.12.  Trustees and Officers as Shareholders......................  9

                                   ARTICLE IV

                           INVESTMENT ADVISER, DISTRIBUTOR,
         ADMINISTRATOR, TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT.....  9

 Section 4.1.  Investment Adviser..........................................  9
 Section 4.2.  Distributor................................................. 10
 Section 4.3.  Administrator............................................... 10
 Section 4.4.  Transfer Agent and Shareholder Servicing
 Agents.................................................................... 10
 Section 4.5.  Parties to Contract......................................... 11


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                                    ARTICLE V

   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS......................... 11

 Section 5.1.  No Personal Liability of Shareholders,
               Trustees; Etc............................................... 11
 Section 5.2.  Non-Liability of Trustees, Etc.............................. 12
 Section 5.3.  Mandatory Indemnification................................... 12
 Section 5.4.  No Bond Required of Trustees................................ 14
 Section 5.6.  Reliance on Experts, Etc.................................... 14

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST.................... 15

 Section 6.1.  Beneficial Interest......................................... 15
 Section 6.2.  Rights of Shareholders...................................... 15
 Section 6.3.  Trust Only.................................................. 15
 Section 6.4.  Issuance of Shares.......................................... 16
 Section 6.5.  Register of Shares.......................................... 16
 Section 6.6.  Transfer of Shares.......................................... 16
 Section 6.7.  Notices..................................................... 17
 Section 6.8.  Voting Powers............................................... 17
 Section 6.9.  Series Designation.......................................... 18

                                   ARTICLE VII

                                   REDEMPTIONS............................. 21

 Section 7.1.  Redemptions................................................. 21
 Section 7.2.  Suspension of Right of Redemption........................... 21
 Section 7.3.  Redemption of Shares, Disclosure of
               Holding..................................................... 22
 Section 7.4.  Redemptions of Accounts of Less than
               $500........................................................ 22

                                  ARTICLE VIII

       DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS..................... 22

                                   ARTICLE IX

        DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC........................ 23

 Section 9.1.  Duration.................................................... 23
 Section 9.2.  Termination of Trust........................................ 23
 Section 9.3.  Amendment Procedure......................................... 24
 Section 9.4.  Merger, Consolidation and Sale of Assets.................... 25
 Section 9.5.  Incorporation, Reorganization............................... 25
 Section 9.6.  Incorporation or Reorganization of
               Series...................................................... 26

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                                                                          Page



                                    ARTICLE X

REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS.................... 26

                                   ARTICLE XI

                                   MISCELLANEOUS.......................... 27

Section 11.1.  Filing..................................................... 27
Section 11.2.  Governing Law.............................................. 27
Section 11.3.  Counterparts............................................... 27
Section 11.4.  Reliance by Third Parties.................................. 27
Section 11.5.  Provisions in Conflict with Law or
               Regulations................................................ 28


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

                              DECLARATION OF TRUST

                                     OF THE

                            MUTUAL FUND SELECT TRUST


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                              Dated October 1, 1996

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                  WHEREAS, the Trustees desire to establish a trust for
the investment and reinvestment of funds contributed thereto; and

                  WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable Shares of Beneficial Interest (par value $0.001 per share) issued in one or more series as hereinafter provided; and

                  NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares of Beneficial Interest (without par value) issued hereunder and subject to the provisions hereof.


                                    ARTICLE I

                              NAME AND DEFINITIONS

                  Section 1.1. Name. The name of the trust created hereby is the "Mutual Fund Select Trust", but the Trust may conduct all or a portion of its business and activities under such other designations or names as the Trustees may from time to time authorize.

                  Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

                  (a) "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Section 4.3 hereof.

                  (b) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from time to time amended.

                  (c) "Commission" has the meaning given that term in the 1940 Act.

                  (d) "Custodian" means a party employed by the Trust to furnish services as described in Article X of the By-Laws.


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                  (e) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration", "hereof", "herein", and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                  (f) "Distributor" means a party furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

                  (g) "Interested Person" has the meaning given that term in the 1940 Act.

                  (h) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

                  (i) "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series, as the context may require.

                  (j) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

                  (k) "Person" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                  (l)  "Shareholder" means a record owner of outstanding
         Shares.

                  (m) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series (or class or subseries of a series) of Shares established by the Trustees pursuant to Section 6.9 hereof, the equal proportionate units into which such series (or class or subseries of a series) of Shares shall be divided from time to time. The term "Shares" includes fractions of Shares as well as whole Shares.

                  (n) "Shareholder Servicing Agent" means a party furnishing services to the Trust pursuant to any shareholder servicing contract described in Section 4.4 hereof.


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                                        3



                  (o) "Transfer Agent" means a party furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

                  (p)  "Trust" means the trust created hereby.

                  (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series of Shares pursuant to Section 6.9 hereof.

                  (r) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder unless the context otherwise requires.

                                   ARTICLE II

                                    TRUSTEES

                  Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15.

                  Section 2.2. Term of Office of Trustees. Subject to the provisions of Section 16(a) of the 1940 Act, the Trustees shall hold office during the lifetime of this Trust and until its termination as hereinafter provided; except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of each series. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in

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the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                  Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other individual as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trustees. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

                  Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

                  Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                   ARTICLE III


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                                        5


                               POWERS OF TRUSTEES

                  Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

                  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

                  Section 3.2.  Investments.  (a)  The Trustees shall
have the power:

                         (i) to conduct, operate and carry on the business of an investment company;

                        (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

                  (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,


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                  (B)  the U.S. Government, any foreign government, any
political subdivision or any agency or instrumentality of the U.S. Government, any foreign government or any political subdivision of the U.S. Government or any foreign government,

                  (C)  any international instrumentality,

                  (D)  any bank or savings institution, or

                  (E) any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

or in "when issued" contracts for any such securities, to retain Trust assets in cash and from time to time change the securities or obligations in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

                       (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

                  (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                  Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.


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                                        7


                  Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

                  Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

                  Section 3.6. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

                  Section 3.7. Collection and Payment. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

                  Section 3.8. Expenses. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

                  Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such


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                                        8


By-Laws to the extent such power is not reserved to the Shareholders.

                  Section 3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, any Investment Adviser, Administrator, Distributor, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Administrator, Custodian, Distributor, Transfer Agent, Shareholder Servicing Agent and any dealer, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, provided, that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act, or any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Shareholder Servicing Agent, Custodian, Distributor or Transfer Agent or with any Interested Person of such Person; but the Trust may, upon customary terms, employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian. The Trustees are specifically authorized to engage the service of The Chase Manhattan Bank and its affiliates, to act as broker, as an agent or as a principal, subject to the provisions of the 1940 Act and other applicable laws, to execute transactions and to provide


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                                        9


other services with respect to the Trust or any series of the Trust so designated, in the Trustees' discretion as fiduciary, including the purchase of any securities currently distributed or currently underwritten by The Chase Manhattan Bank or its affiliates.

                  Section 3.12. Trustees and Officers as Shareholders. Except as hereinafter provided, no officer, Trustee or Member of the Advisory Board of the Trust, and no member, partner, officer, director or trustee of the Investment Adviser, Administrator or of the Distributor, and no Investment Adviser, Administrator or Distributor of the Trust, shall take long or short positions in the securities issued by the Trust. The foregoing provision shall not prevent:

                  (a) The Distributor from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for Shares received by the Distributor and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Distributor of purchase orders for Shares, unless the Distributor is otherwise instructed by its customer;

                  (b) The Distributor from purchasing Shares as agent for the account of the Trust;

                  (c) The purchase from the Trust or from the Distributor of Shares by any officer, Trustee or member of the Advisory Board of the Trust or by any member, partner, officer, director or trustee of the Investment Adviser or of the Distributor at a price not lower than the net asset value of the Shares at the moment of such purchase, provided that any such sales are only to be made pursuant to an offer described in the Trust's current prospectus or statement of additional information; or

                  (d) The Investment Adviser, the Distributor, or any of their officers, partners, directors or trustees from purchasing Shares prior to the effective date of the Trust's Registration Statement under the Securities Act of 1933, as amended, relating to the Shares.

                                   ARTICLE IV

                        INVESTMENT ADVISER, DISTRIBUTOR,
         ADMINISTRATOR, TRANSFER AGENT AND SHAREHOLDER SERVICING AGENTS

                  Section 4.1.  Investment Adviser.  Subject to a
Majority Shareholder Vote of the Shares of each series affected thereby (except to the extent such Majority Shareholder Vote is not required by the 1940 Act), the Trustees may in their

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                                       10


discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, with respect to one or more series of Shares, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

                  Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into one or more distribution contracts providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party to any such contract or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares. Such services may be provided by one or more Persons.

                  Section 4.3. Administrator. The Trustees may in their discretion from time to time enter into one or more administrative services contracts whereby the other party to each such contract shall undertake to furnish such administrative services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more persons.

                  Section 4.4. Transfer Agent and Shareholder Servicing Agents. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or shareholder services to the Trust or to shareholders of the Trust as the


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                                       11


Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons. Except as otherwise provided in the applicable shareholder servicing contract, a Shareholder Servicing Agent shall be deemed to be the record owner of outstanding Shares beneficially owned by customers of such Shareholder Servicing Agent for whom it is acting pursuant to such shareholder servicing contract.

                  Section 4.5. Parties to Contract. Any contract of the character described in Section 4.1, 4.2, 4.3 or 4.4 of this Article IV or any Custodian contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of the Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above or any Custodian contract, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

                  Section 5.1. No Personal Liability of Shareholders, Trustees; Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, wilful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Notwithstanding any other provision of this Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder of any Shares of any series other than Trust Property allocated or belonging to such series.

                  Section 5.2. Non-Liability of Trustees, Etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, wilful misfeasance, gross negligence or reckless disregard of his duties.

                  Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                         (i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                        (ii) the words "claim", "action", "suit", or
         "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Trustee or officer:

                         (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                        (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                       (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) above resulting in a payment by a Trustee or officer. unless there has been either a determination that such Trustee or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                           (A) by vote of a majority of the Disinterested
                  Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                           (B) by written opinion of independent legal counsel.

                           (C) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

                  (c) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph
(a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

                         (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

                        (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

                  As used in this Section 5.3 a "Disinterested Trustee" is one
(i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

                  Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

                  Section 5.5. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, Shareholder Servicing Agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purported to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, the Trust's Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                  Section 5.6. Reliance on Experts, Etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the

Trust by any of its officers or employees or by any Investment Adviser, Administrator, Distributor, Transfer Agent, Custodian, Shareholder Servicing Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

                  Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder may be divided into transferable Shares of Beneficial Interest (par value $0.001 per share), all of one class, which may be divided into one or more series as provided in Section 6.9 hereof. Each Share shall represent an equal proportionate beneficial interest in the net assets of the Trust with each other Share, except that, if the Shares shall have been divided into one or more series pursuant to Section 6.9 hereof, each Share of a particular series shall represent an equal proportionate beneficial interest in the net assets pertaining to such series with each other Share of such series. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

                  Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

                  Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, limited liability company, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

                  Section 6.5. Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent or any one or more Shareholder Servicing Agents which register or registers, taken together, shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register or registers shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent, the Shareholder Servicing Agent which is the agent of record for such Shareholder, or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

                  Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees, the Transfer Agent or the Shareholder Servicing Agent which is the agent of record for such Shareholder, of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares, and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, Shareholder Servicing Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees, the Transfer Agent or the Shareholder Servicing Agent which is the agent of record for such Shareholder; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, Shareholder Servicing Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                  Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

                  Section 6.8. Voting Powers. The Shareholders shall have power to vote only (i) for the removal of Trustees as provided in Section 2.2 hereof,
(ii) with respect to any investment advisory or management contract as provided in Section 4.1 hereof, (iii) with respect to termination of the Trust as provided in Section 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Sections
9.4 and 9.6 hereof, (vi) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6 hereof, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders of the Trust except as provided in Section 6.9(g) hereof. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. At any meeting of shareholders of the Trust or of any series of the

Trust, without limiting any right or power which it may otherwise have by virtue of being the record owner of Shares, (a) a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record and (b) any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for quorum purposes. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

                  Section 6.9. Series Designation. As set forth in Appendix I hereto, the Trustees have authorized the division of Shares into series, as designated and established pursuant to the provisions of Appendix I and this
Section 6.9. The Trustees, in their discretion, may authorize the division of Shares into one or more additional series, and the different series shall be established and designated, and the variations in the relative rights, privileges and preferences as between the different series shall be fixed and determined by the Trustees upon and subject to the following provisions:

                  (a) All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

                  (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

                  (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No holder of Shares of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares.

                  (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

                  (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

                  (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

                  (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual series, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series, only Shareholders of such series shall be entitled to vote thereon.

                  (h) The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  (i) Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, authorize the division of Shares of any series into shares of one or more classes of such series. All Shares of a class shall be identical with each other and with the Shares of each other class or subseries of the same series except for such varieties between classes as may be approved by the Board of Trustees and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Securities and Exchange Commission.

                                   ARTICLE VII

                                   REDEMPTIONS

                  Section 7.1. Redemptions. In case any Shareholder at any time desires to dispose of his Shares, he may deposit his certificate or certificates therefor, duly endorsed in blank or accompanied by an instrument of transfer executed in blank, or if the Shares are not represented by any certificates, a written request or other such form of request as the Trustees may from time to time authorize, at the office of the Transfer Agent, the Shareholder Servicing Agent which is the agent of record for such Shareholder, or at the office of any bank or trust company, either in or outside of Massachusetts, which is a member of the Federal Reserve System and which the said Transfer Agent or the said Shareholder Servicing Agent has designated in writing for that purpose, together with an irrevocable offer in writing in a form acceptable to the Trustees to sell the Shares represented thereby to the Trust at the net asset value thereof per Share, determined as provided in Section 8.1 hereof, next after such deposit. Payment for said Shares shall be made to the Shareholder within seven days after the date on which the deposit is made, unless (i) the date of payment is postponed pursuant to Section 7.2 hereof, or (ii) the receipt, or verification of receipt, of the purchase price for the Shares to be redeemed is delayed, in either of which events payment may be delayed beyond seven days.

                  Section 7.2.  Suspension of Right of Redemption.  The
Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds for the whole or any part of any period
(i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment of the redemption proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive).

In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                  Section 7.3. Redemption of Shares, Disclosure of Holding. If the Trustees shall at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount. of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of shares or other securities of the Trust into conformity with the requirements for such qualification, and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1 hereof.

                  The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other authority. Upon the failure of a Shareholder to disclose such information and to comply with such demand of the Trustees, the Trust shall have the power to redeem such Shares at a redemption price determined in accordance with Section 7.1 hereof.

                  Section 7.4. Redemptions of Accounts of Less than $500. The Trustees shall have the power at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 hereof if at such time the aggregate net asset value of the Shares in such Shareholder's account is less, than $500. A Shareholder shall be notified that the value of his account is less than $500 and allowed 60 days to make an additional investment before the redemption is effected.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

                  The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.


                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

                  Section 9.1.  Duration.   The Trust shall continue
without limitation of time but subject to the provisions of this
Article IX.

                  Section 9.2. Termination of Trust. (a) The Trust may be terminated (i) by a Majority Shareholder Vote of the holders of each series of its Shares, or (ii) by the Trustees by written notice to the Shareholders. Any series of the Trust may be terminated (i) by a Majority Shareholder Vote of the holders of Shares of that series, or (ii) by the Trustees by written notice to the Shareholders of that series. Upon the termination of the Trust or any series of the Trust:

                         (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs;

                        (ii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property of the series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section
         9.4 hereof, and any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property allocated or belonging to any series shall require the approval of the Shareholders of such series as provided in Section 9.6 hereof; and

                       (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property of the series, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or the series according to their respective rights.

                  (b) After termination of the Trust or series and distribution to the Shareholders of the Trust or series as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series, and the rights and interests of all Shareholders of the Trust or series shall thereupon cease.

                  Section 9.3. Amendment Procedure. (a) This Declaration may be amended by a Majority Shareholder Vote of the Shareholders of the Trust or by
any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares of the Trust. The Trustees may also amend this Declaration without the vote or consent of Shareholders to designate series in accordance with Section
6.9 hereof (or to modify any provision of this Declaration to the extent deemed necessary or appropriate by the Trustees to reflect such designation), to change the name of the Trust, to amend, alter, modify or repeal any provision of this Declaration with respect to any item provided that such amendment, alteration, modification or repeal does not adversely affect the economic value or legal rights of a Shareholder, or if they deem it necessary or advisable to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so.

                  (b) No amendment which the Trustees shall have determined shall adversely affect the rights, privileges or interests of holders of a particular series of Shares, and which would otherwise require a Majority Shareholder Vote under paragraph (a) of this Section 9.3, but not the rights, privileges or interests of holders of Shares of the Trust generally, may be made except with the vote or consent by a Majority Shareholder Vote of such series.

                  (c) Notwithstanding any other provision hereof, no amendment may be made under this Section 9.3 which would change any rights with respect to the Shares, or any series of Shares, by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the Majority Shareholder Vote of the Shares or that series of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders,

Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                  (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                  (e) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  Section 9.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for such purpose by the vote of the holders of two-thirds of the outstanding shares of each affected series of the Trust or by an instrument or instruments in writing without a meeting, consented to by the vote of the holders of two-thirds of the outstanding Shares of each affected series of the Trust; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent by Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust.

                  Section 9.5. Incorporation, Reorganization. Subject to a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation. trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained in this Section 9.5 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                  Section 9.6. Incorporation or Reorganization of Series. With the approval of a Majority Shareholder Vote of any series, the Trustees may sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise.

                                    ARTICLE X

         REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS

                  The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                  Whenever 10 or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the Shares outstanding, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting of Shareholders for the purpose of removing one or more Trustees pursuant to Section 2.2 hereof and accompany such application with a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (a) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (b) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the course specified in (b) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record, unless within five business days after such tender the Trustees mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1. Filing. This Declaration, as amended, and any subsequent amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of this original Declaration and the various amendments thereto.

                  Section 11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

                  Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  Section 11.4.  Reliance by Third Parties.  Any
certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

                  Section 11.5. Provisions in Conflict with Law or Regulations.
(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 1st day of October, 1996.



                             -----------------------------
                             Fergus Reid, III
                             as Trustee
                             and not individually

                             101 Park Avenue
                             New York, New York 10178


                             -----------------------------
                             H. Richard Vartabedian
                             as Trustee
                             and not individually

                             101 Park Avenue
                             New York, New York 10178

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                                 October 1, 1996

                  Then personally appeared the above-named Fergus Reid, III and
H. Richard Vartabedian who severally acknowledged the foregoing instrument to be their free act and deed.


                             Before me,


                             ----------------------
                             Notary Public


My commission expires:

                                   Appendix I

                            MUTUAL FUND SELECT TRUST

                                Establishment and
                       Designation of Series of Shares of
                     Beneficial Interest (without par value)


                  Pursuant to Section 6.9 of the Declaration of Trust, dated October 1, 1996 (the "Declaration of Trust"), of the Mutual Fund Select Trust (the "Trust"), the Trustees of the Trust hereby establish and designate ten initial series of Shares (as defined in the Declaration of Trust), such series to have the following special and relative rights:

                  1.  The series shall be respectively designated as follows:


                  Vista Select Intermediate Tax Free Income Fund
                  Vista Select Tax Free Income Fund
                  Vista Select New York Tax Free Income Fund
                  Vista Select New Jersey Tax Free Income Fund


                  When Shares of any of the above series are made available to customers of an entity with which the Trust has entered into a shareholder servicing or similar agreement, such series may be referred to by the designation set forth above with an identifying prefix other than the word "Vista", to denote the services being offered by that entity to its customers who own Shares of that series.

                  2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

                  3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

                  4. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.

                  5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.